First Quarter 2012 Earnings Release 1 April 24, 2012 Exhibit 99.1

Agenda 2 • Q1 2012 Summary • 2012 Segment Performance Fluid & Metering Health & Science Fire & Safety / Diversified • 2012 Guidance Update • Q&A

Replay Information Dial toll–free: 855.859.2056 International: 404.537.3406 Conference ID: #40915423 Log on to: www.idexcorp.com 3

Cautionary Statement
Under the Private Securities
Litigation Reform Act
This presentation and discussion will include forward-looking statements.
Our actual performance may differ materially from that indicated or suggested by any such statements. There are a number of factors that could cause those differences, including those presented in our most recent annual report and other company filings with the SEC.

IDEX Q1 Financial Performance 5

Fluid & Metering
6

Q1 Sales Mix: Organic +8%
Acquisition -
Fx -1%
Total                                                             +7%
Q1 Summary:
•
Strong top line growth; North America and Emerging
markets
•
Energy, Chemical, Industrial & Agriculture very
strong
•
Industrial Water solid / Muni Wastewater stabilizing
•
Excellent operational execution
* Op Margin data adjusted for restructuring expense

Health & Science
7

Q1 Sales Mix: Organic +2%
Acquisition +33%
Fx -
Total                                                             +35%
Q1 Summary:
•
Balanced view on end markets
•
New products and increased content supporting
growth
•
CVI integration on track
•
Completed PPC deal; M&A pipeline remains full
* Op Margin data adjusted for restructuring expense

Fire & Safety / Diversified
8

Q1 Sales Mix: Organic +7%
Acquisition -
Fx -2%
Total                                                             +5%
Q1 Summary:
•
Strong top line growth; emerging & adjacent markets
•
Large dispensing replenishment order
•
Solid backlog, well positioned for remainder of  2012
•
Restructuring efforts and leverage driving profitability
* Op Margin data adjusted for restructuring expense

Q2 2012
• EPS estimate range: $0.70 - $0.72
Mid-to-high single digit organic revenue growth
Negative Fx impact of ~2% to sales (at March 31 rates)
Positive impact of  ~6% from acquisitions
FY 2012
• EPS estimate range: $2.80 - $2.85
Organic revenue growth in the mid-single digits
Operating margin of ~19%
Negative Fx impact of  ~2% to sales (at March 31 rates)
Positive impact of ~3% from acquisitions
• Other modeling items
Tax rate ~ 30%
Cap Ex $40M
Free Cash Flow will exceed net income
EPS estimate excludes future restructuring, acquisitions and acquisition related costs and charges